UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2001

IMPERIAL PARKING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15629	31-1537375

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Cordova Street, Suite 300, Vancouver, BC, Canada	V6B 1G1

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(604) 681-7311

Former name, former address, and former fiscal year, if changed since last report:

Item 2. Acquisition or Disposition of Assets

On June 29, 2001, Imperial Parking (U.S.), Inc. (“Impark U.S.”), a Delaware corporation and wholly owned subsidiary of the Registrant, entered into an agreement to purchase all of the issued and outstanding shares of DLC Management Group, Inc. (“DLC”) on July 1, 2001. DLC is a parking and transportation services business with management and lease agreements to operate parking facilities principally in and around Philadelphia, Pennsylvania. As a result of the acquisition DLC became a wholly owned subsidiary of the Registrant. The acquisition was completed pursuant to the terms of a Purchase Agreement, dated June 29, 2001, between Impark U.S. and DLC’s shareholders, all of whom are members of management of DLC. A copy of the Purchase Agreement is attached as Exhibit 2.1.

Consideration payable in cash at closing for the purchase was $3.9 million, representing one-half of what the purchase price would have been if calculated at a 6.0 multiple of the acquired business’ EBITDA for the preceding twelve months, plus approximately $0.75 million for working capital. In addition, the shareholders of DLC are entitled to additional cash consideration over a period of five years based on a proportion of the actual operating results of the acquired business, calculated in accordance with generally accepted accounting principles, for the twelve month periods ending June 30, 2002 through 2006. Each twelve month period calculation is independent and separable from each other twelve month period calculation. A multiple of 6.5 is applied to each future twelve month period’s EBITDA and one-tenth of that amount is payable in cash at that time. If current operating results of the acquired business were achieved during each of the periods through June 30, 2006, the Registrant would be required to make additional payments to the shareholders of DLC of approximately $1.0 million per annum. The actual amount to be paid for any given year will depend on the actual operating performance of DLC and is not subject to any limit. However, the shareholders of DLC are required to make up any shortfall, up to $300,000, in the EBITDA of the acquired business below $1.3 million for any of the twelve month periods through June 30, 2006. The payment of the additional consideration is not dependent on the continued employment by the Registrant of the shareholders of DLC. For further details, please refer to a copy of the Purchase Agreement, which is attached as Exhibit 2.1.

The cash utilized in this transaction was obtained from borrowings under Impark U.S.’s credit facility with HSBC and from existing cash balances.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of business acquired.

            None.

(b) Proforma Financial Information.

            None.

(c) Exhibits.

            The following exhibits are filed herewith:

S-K Item
Number	Description

2.1	Amended and Restated Share Purchase Agreement dated June 29, 2001 as amended and restated July 10, 2001 between Imperial Parking (U.S.), Inc. and the shareholders of DLC.

99.1	Text of press release dated July 2, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL PARKING CORPORATION

Date:	July 11, 2001	By: /s/ J.Bruce Newsome

J.Bruce Newsome Chief Financial Officer

EXHIBIT INDEX

S-K Item
Number	Description

2.1	Amended and Restated Share Purchase Agreement dated June 29, 2001 as amended and restated July 10, 2001 between Imperial Parking (U.S.), Inc. and the shareholders of DLC.

99.1	Text of press release dated July 2, 2001.